EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS




We consent to the inclusion in the registration statement on Form SB-2 being filed under the Securities Exchange Act of 1933 by CyberAds, Inc., of our report dated February 16, 2000, relating to our audit of the combined financial statements of CyberAds, Inc., as of December 31, 2000 and appearing in the registration statement on Form SB-2.




WEINBERG & COMPANY. P.A.
Certified Public Accountants


Boca Raton, Florida
June 8, 2001